UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Purchase Rights

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A is filed to supplement and amend the information set forth in the Form 8-A of ProPhase Labs, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) (File No. 001-21617) on September 18, 1998 (the “Original Form 8-A”). The Original Form 8-A was previously amended by Amendment No. 1 to Form 8-A filed by the Company on June 19, 2014, and the Original Form 8-A, as so amended, is incorporated herein by reference.

Item 1.	Description of Registrant’s Securities to be Registered.

On February 20, 2018, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (“AST”), entered into Amendment No. 2 to the Amended and Restated Rights Agreement (“Amendment No. 2”) relating to the Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of June 18, 2014, between the Company and AST, as amended by Amendment No. 1 to the Rights Agreement, dated as of January 6, 2017 (“Amendment No. 1”).

The description of Amendment No. 2 is incorporated by reference herein to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 21, 2018, and is qualified in its entirety by reference to the Rights Agreement and Amendment No. 2. A copy of Amendment No. 2 is attached hereto as an exhibit and is incorporated herein by reference. A copy of the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Form 8-K filed on June 19, 2014, and is also incorporated herein by reference. A copy of Amendment No. 1 to the Rights Agreement was previously filed as Exhibit 4.2 to the Company’s Form 8-K filed on January 9, 2017, and is also incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

1	Amended and Restated Rights Agreement, dated as of June 18, 2014, between ProPhase Labs, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-21617) filed with the Securities and Exchange Commission on June 19, 2014)

2	Amendment No. 1, dated as of January 6, 2017, to the Amended and Restated Rights Agreement, dated as of June 18, 2014, between ProPhase Labs, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-21617) filed with the Securities and Exchange Commission on January 9, 2017)

3	Amendment No. 2, dated as of February 19, 2018, to the Amended and Restated Rights Agreement, dated as of June 18, 2014, between ProPhase Labs, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-21617) filed with the Securities and Exchange Commission on February 21, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROPHASE LABS, INC.

	By:	/s/ Ted Karkus
	Name:	Ted Karkus
	Title:	Chairman of the Board and Chief Executive Officer

Date: February 21, 2018

EXHIBIT INDEX

Exhibit No.	Description

1	Amended and Restated Rights Agreement, dated as of June 18, 2014, between ProPhase Labs, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-21617) filed with the Securities and Exchange Commission on June 19, 2014)

2	Amendment No. 1, dated as of January 6, 2017, to the Amended and Restated Rights Agreement, dated as of June 18, 2014, between ProPhase Labs, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-21617) filed with the Securities and Exchange Commission on January 9, 2017)

3	Amendment No. 2, dated as of February 19, 2018, to the Amended and Restated Rights Agreement, dated as of June 18, 2014, between ProPhase Labs, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-21617) filed with the Securities and Exchange Commission on February 21, 2018).